Exhibit 10.6

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (the “Agreement”), is dated February 28, 2005, by and among DEVCON SECURITY SERVICES CORP., a Delaware corporation (“Services”), DEVCON SECURITY HOLDINGS, INC., a Florida corporation (“Holdings”, and together with Services, individually and collectively the “Pledgors” and individually each a “Pledgor” together with such additional Pledgors who may join this Agreement from time to time), and CIT FINANCIAL USA, INC., a Delaware corporation, individually and in its capacity as Agent for Lenders (in such capacity, “Agent”).

BACKGROUND

A. Pursuant to that certain Credit Agreement dated the date hereof by and among Pledgors, the Agent and Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), Lenders have agreed to make the Loans.

B. In order to induce Agent and Lenders to enter into the Credit Agreement and other Loan Documents and to induce Lenders to make the Loans as provided for in the Credit Agreement, Pledgors have agreed to enter into this Agreement, pursuant to which, among other things, Agent shall obtain a security interest in and pledge of 100% of the ownership interests in all present and future Subsidiaries of the Pledgors.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Terms Defined in Credit Agreement. Except as otherwise set forth herein, all capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement. The terms “Pledgor” and “Pledgors” as used herein shall mean and include the Pledgors collectively and also each individually, with all grants, representations, warranties, and covenants of and by the Pledgors, or any of them, herein contained to constitute joint and several grants, representations, warranties, and covenants of and by the Pledgors; provided, however, that, except as expressly provided to the contrary herein, any grant, representation, warranty or covenant contained herein related to the Collateral shall be made by each Pledgor only with respect to the Collateral owned by it or represented by such Pledgor as owned by it.

Section 2. Grant of Security Interest in the Collateral. As collateral security for the Obligations, each Pledgor hereby grants to Agent for the benefit of the Lenders a lien on and security interest in, and acknowledges and agrees that Agent has and shall continue to have for the benefit of the Lenders a continuing lien on and security interest in, all right, title, and interest of each Pledgor in certain equity interests of each of its direct Subsidiaries as set forth below, whether now owned or existing or hereafter created, acquired or arising, and in whatever form, including all of the following:

(a) Stock Collateral. (i) All shares of the capital stock of each Subsidiary and all capital stock of each other Person which is a corporation owned or held by such Pledgor, whether now owned or hereafter formed or acquired (those shares delivered to and deposited with Agent on or prior to the date hereof being listed and described on Schedule A attached hereto), and all substitutions and additions to such shares (herein, the “Pledged Securities”), (ii) all dividends, distributions, and sums distributable or payable from, upon or in respect of the Pledged Securities, and (iii) all other rights and privileges incident to the Pledged Securities (all of the foregoing being hereinafter referred to collectively as the “Stock Collateral”);

(b) Partnership Interest Collateral. (i) Any and all partnership or other equity interests in each Subsidiary and of all partnership or other equity interests in each other Person which is a partnership (whether general or limited) owned or held by such Pledgor, whether now owned or hereafter formed or acquired (each of such equity interests existing on the date hereof being listed and identified on Schedule B attached hereto) (such partnerships being hereinafter referred to collectively as the “Partnerships” and individually as a “Partnership”), (ii) any and all payments and distributions of whatever kind or character, whether in cash or other property, at any time made, owing or payable to such Pledgor in respect of or on account of its present or hereafter acquired interests in each Partnership, whether due or to become due and whether representing profits, distributions pursuant to complete or partial liquidation or dissolution of any such Partnership, distributions representing the complete or partial redemption of such Pledgor’s interest in any such Partnership or the complete or partial withdrawal of such Pledgor from any such Partnership, repayment of capital contributions, payment of management fees or commissions, or otherwise, and the right to receive, receipt for, use, and enjoy all such payments and distributions, and (iii) any and all other rights and privileges incident to such Pledgor’s interest in each Partnership (all of the foregoing being hereinafter collectively called the “Partnership Interest Collateral”);

(c) LLC Collateral. (i) Any and all membership or other equity interests in each Subsidiary and of all membership or other equity interests in each other Person which is a limited liability company owned or held by such Pledgor, whether now owned or hereafter formed or acquired (each of such equity interests existing on the date hereof being listed and identified on Schedule C attached hereto) (such limited liability companies being hereinafter referred to collectively as the “LLCs” and individually as an “LLC”), (ii) any and all payments and distributions of whatever kind or character, whether in cash or other property, at any time made, owing or payable to such Pledgor in respect of or on account of its present or hereafter acquired interests in each LLC, whether due or to become due and whether representing profits, distributions pursuant to complete or partial liquidation or dissolution of any such LLC, distributions representing the complete or partial redemption of such Pledgor’s interest in such LLC or the complete or partial withdrawal of such Pledgor from any such LLC, repayment of capital contributions, payment of management fees or commissions, or otherwise, and the right to receive, receipt for, use, and enjoy all such payments and distributions, and (iii) any and all other rights and privileges incident to such Pledgor’s interest in each LLC (all of the foregoing being hereinafter referred to as the “LLC Collateral”); and

(d) Proceeds. All proceeds of the foregoing;

all of the foregoing being herein sometimes referred to as the “Collateral”. All terms which are used in this Agreement which are defined in the UCC shall have the same meanings herein as such terms are defined in the UCC, unless this Agreement shall otherwise specifically provide.

Section 3. Obligations. This Agreement is made and given to secure, and shall secure, the prompt payment and performance when due of the Obligations of each Pledgor.

Section 4. Covenants, Agreements, Representations and Warranties. Each Pledgor hereby covenants and agrees with, and represents and warrants to, the Lenders as follows:

(a) Such Pledgor (i) is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, (ii) is the sole and lawful legal, record, and beneficial owner of its Collateral, and (iii) has requisite organizational power, and authority, and the legal right, to enter into this Agreement and to perform each and all of the matters and things herein provided for.

(b) The execution and delivery of this Agreement, and the observance and performance of its obligations hereunder, do not (i) violate in any law or regulation, or any order or decree of any court or Governmental Authority binding upon such Pledgor or contravene any provision of such Pledgor’s organizational documents (e.g., charter, articles or certificate of incorporation and by-laws, articles or certificate of formation and limited liability company operating agreement, partnership agreement, or similar organizational documents) or conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any covenant, indenture or agreement to which such Pledgor is a party or by which such Pledgor or any of its property is bound or (ii) result in the creation or imposition of any Lien on any property of such Pledgor except for the Lien granted to Agent hereunder.

(c) Such Pledgor’s legal name, jurisdiction of organization, chief executive office, and organizational identification number (if any) are correctly set forth on Schedule D to this Agreement. No Pledgor shall change its jurisdiction of organization or its legal name except as permitted by the Credit Agreement.

(d) None of the Collateral constitutes margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

(e) The Collateral and every part thereof is and shall be free and clear of all Liens except for the security interest of Agent hereunder. Such Pledgor shall warrant and defend the Collateral against any claims and demands of all persons at any time claiming the same or any interest in the Collateral adverse to the Lenders.

(f) Such Pledgor will promptly pay when due all taxes, assessments, and governmental charges and levies upon or against it or its Collateral, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings which prevent attachment of any lien resulting therefrom, foreclosure on or other realization upon any Collateral and such Pledgor shall have established adequate reserves therefor.

(g) Such Pledgor agrees it will not sell, assign or otherwise dispose of the Collateral or any interest therein except as permitted by the Credit Agreement.

(h) Such Pledgor agrees to execute and deliver to Agent such further agreements, assignments, instruments, and documents, and to do all such other things, as Agent may deem necessary to assure Agent its lien and security interest hereunder, including, without limitation, such assignments, acknowledgments, stock powers, financing statements, instruments, and documents as Agent may from time to time require in order to comply with the UCC. Such Pledgor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement or similar filing by Agent, without prior notice thereof to such Pledgor, in such jurisdictions as are determined by Agent as advisable in order to perfect and/or maintain the perfection and priority of its security interest hereunder. Such Pledgor hereby authorizes Agent to file any and all financing statements and similar filings covering any Collateral or any part thereof as Agent may reasonably require in such jurisdictions as are reasonably determined by Agent in order to perfect and/or maintain the perfection and priority of its security interest hereunder. Agent may order lien searches in order to verify the filing of any financing statement or amendment filed in favor of Agent against any Pledgor and the Collateral, and the Pledgors shall promptly reimburse Agent, upon request, for all reasonable and documented out-of-pocket costs and expenses incurred in connection with such lien searches. Each Pledgor agrees to execute and deliver all such agreements, assignments, instruments, and documents and to do all such other things as Agent in its reasonable discretion deems necessary to preserve, protect, and enforce the lien and security interest of Agent under the law of any jurisdiction.

(i) If, as and when such Pledgor (x) acquires any Pledged Securities in addition to those listed on Schedule A hereto, (y) acquires any interest in any Partnership, or (z) acquires any interest in any LLC, such Pledgor shall furnish to Agent a supplement to the relevant Schedule reflecting the additional Collateral subject to this Agreement (provided such Pledgor’s failure to do so shall not impair Agent’s security interest therein).

(j) On failure of such Pledgor to perform any of the covenants and agreements herein contained, Agent may, at its option, perform the same and in so doing may expend such sums as Agent reasonably deems necessary in the performance thereof, including, without limitation, the payment of any taxes, liens, and encumbrances, expenditures made in defending against any adverse claim, and all other expenditures which Agent may be compelled to make by operation of law or which Agent may make by agreement or otherwise for the protection of the security hereof. All such documented sums and amounts so expended shall be repayable by the Pledgors upon demand, shall constitute additional Obligations secured hereunder, and shall bear interest from the Business Day said amounts are demanded in accordance with the Credit Agreement. No such performance of any covenant or agreement by Agent on behalf of a Pledgor, and no such advancement or expenditure therefor, shall relieve such Pledgor of any default under the terms of this Agreement or in any way obligate any Lender to take any further or future action with respect thereto. Agent, in making any payment hereby authorized, may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate, or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim, unless any such Pledgor shall have provided to Agent written notice (with copies of all related filings and/or correspondence) that it is currently disputing such items with the appropriate authorities and has taken appropriate reserves in connection with such items. Agent is hereby authorized to charge any account of any Pledgor maintained with any Lender for the amount of such sums and amounts so expended.

Section 5. Special Provisions Re: Stock Collateral.

(a) Each Pledgor has the right to vote the Pledged Securities and there are no restrictions upon the voting rights associated with, or the transfer of, any of the Pledged Securities, except as (i) provided by federal and state and laws applicable to the sale of securities generally and the terms of this Agreement or (ii) set forth in such Pledgor’s organizational documents (e.g., charter, articles or certificate of incorporation and by laws, articles or certificate of formation and limited liability company operating agreement, partnership agreement, or similar organizational documents).

(b) The certificates for all shares of the Pledged Securities shall be delivered by the relevant Pledgor to Agent duly endorsed in blank for transfer or accompanied by an appropriate assignment or assignments or an appropriate undated stock power or powers, in every case sufficient to transfer title thereto. Upon the occurrence and during the continuation of an Event of Default, Agent may cause to be transferred into its name or into the name of its nominee or nominees any and all of the Pledged Securities and may exchange the certificates representing the Pledged Securities for certificates of smaller or larger denominations.

(c) The Pledged Securities have been validly issued and, except as described on Schedule A, are fully paid and non-assessable. Except as set forth on Schedule A, there are no outstanding commitments or other obligations of the issuers of any of the Pledged Securities to issue, and no options, warrants or other rights of any individual or entity to acquire, any share of any class or series of capital stock of such issuers. The Pledged Securities listed and described on Schedule A attached hereto constitute the percentage of the issued and outstanding capital stock of each series and class of the issuers thereof as set forth thereon owned by the relevant Pledgor. Each Pledgor agrees that in the event any such issuer shall issue any additional capital stock of any series or class (whether or not entitled to vote) to such Pledgor or otherwise on account of its ownership interest therein, such Pledgor will forthwith pledge and deposit hereunder, or cause to be pledged and deposited hereunder, all such additional shares of such capital stock.

Section 6. Special Provisions Re: Partnership Interest Collateral and LLC Collateral.

(a) Each Pledgor represents and warrants to the Lenders as follows, to the extent applicable:

(i) each Partnership is a valid and existing partnership of the type listed on Schedule B and is duly organized and existing under applicable law; and each LLC is duly organized and existing under applicable law;

(ii) the Partnership Interest Collateral listed and described on Schedule B attached hereto constitutes the percentage of the equity interest in each Partnership set forth thereon owned by the relevant Pledgor; and the LLC Collateral listed and described on Schedule C attached hereto constitutes the percentage of the equity interest in each LLC set forth thereon owned by the relevant Pledgor; and

(iii) the copies of the certificates of limited partnership, if applicable, and partnership agreements of each Partnership and the certificates of formation and operating agreements of each LLC (each such document being hereinafter referred to as an “Organizational Agreement”) heretofore delivered to Agent are true and correct copies thereof and have not been amended or modified in any respect since the date of delivery, except to the extent permitted by the Credit Agreement or Section 6(b) below.

(b) Each Pledgor agrees that except as permitted by the Credit Agreement it shall not, without the prior written consent of the Agent, agree to any amendment or modification to any Organizational Agreement. Each Pledgor shall promptly send to the Agent copies of all notices and communications received by such Pledgor with respect to each such applicable Partnership and each such applicable LLC alleging the existence of any default by any Pledgor in the performance of any of its obligations under any Organizational Agreement. Each Pledgor agrees that it will promptly notify the Agent of any litigation of which it has knowledge which is likely to materially and adversely affect a Partnership or LLC, or any of its respective properties, and of any material adverse change in the operations, business properties, assets or conditions, financial or otherwise, of such Partnership or LLC. Each Pledgor shall perform when due all of its obligations under the Organizational Agreements applicable to such Pledgor. In the event any Pledgor fails to pay or perform any obligation arising under any Organizational Agreement or otherwise related to any Partnership or any LLC, the Agent may, but need not, pay or perform such obligation at the expense and for the account of the Pledgors and all funds expended for such purposes shall constitute Obligations secured hereby which the Pledgors promise to pay to the Agent on demand together with interest thereon at the Default Rate.

(c) The certificates, if any, at any time evidencing any Pledgor’s interest in any Partnership or LLC shall be delivered to Agent duly endorsed in blank for transfer or accompanied by an appropriate assignment or assignments or an appropriate undated stock power or powers, in every case sufficient to transfer title thereto. Upon the occurrence and during the continuation of any Event of Default, Agent may cause to be transferred into its name or the name of its nominee or nominees, any and all of such Collateral and may exchange the certificates representing such Collateral for certificates of smaller or larger denominations.

(d) Such Pledgor has the right to vote its interest in each Partnership and LLC (except as set forth herein) in which it has an interest and there are no restrictions upon the voting rights associated with, or the transfer of, any of the Partnership Interest Collateral or LLC Collateral, except as provided by (i) federal and state laws applicable to the sale of securities generally, (ii) the terms of any Organizational Agreement under which such entity is organized, and (iii) the terms of this Agreement and the other Loan Documents.

(e) Except as set forth on Schedule C, there are no outstanding commitments or other obligations of any LLC to issue, and no options, warrants or other rights of any individual or entity to acquire, any interest in such LLC.

Section 7. Voting Rights and Dividends. Unless and until an Event of Default hereunder has occurred and is continuing:

(a) Each Pledgor shall be entitled to exercise all voting and/or consensual powers pertaining to the Collateral of such Pledgor, or any part thereof, for all purposes not inconsistent with the terms of this Agreement or any other Loan Document.

(b) Each Pledgor shall be entitled to receive and retain all dividends and distributions in respect of the Collateral which are permitted by the terms of the Credit Agreement; provided, however, that such dividends and distributions representing Stock shall be delivered or transferred, as appropriate, directly to the Agent immediately upon the receipt thereof by Pledgor and to be held by Agent pursuant hereto as part of the Collateral pledged under and subject to the terms of this Agreement.

(c) In order to permit each Pledgor to exercise such voting and/or consensual powers which it is entitled to exercise under subsection (a) above and to receive such distributions which such Pledgor is entitled to receive and retain under subsection (b) above, Agent will, if necessary, upon the written request of such Pledgor, from time to time execute and deliver to such Pledgor appropriate proxies and dividend orders.

Section 8. Power of Attorney. In addition to any other powers of attorney contained herein, each Pledgor hereby appoints Agent, its nominee, or any other person whom Agent may designate as such Pledgor’s attorney-in-fact, with full power and authority effective upon the occurrence and during the continuation of any Event of Default to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all sums or properties which may be or become due, payable or distributable in respect of the Collateral or any part thereof, with full power to settle, adjust or compromise any claim in respect of the Collateral as fully as such Pledgor could itself do, to endorse or sign the Pledgor’s name on any assignments, stock powers or other instruments of transfer and on any checks, notes, acceptances, money orders, drafts, and any other forms of payment or security in respect of the Collateral that may come into Agent’s possession and on all documents of satisfaction, discharge or receipt required or requested in connection therewith, and, in its reasonable discretion, to file any claim or take any other action or proceeding, either in its own name or in the name of such Pledgor, or otherwise, which Agent deems necessary to collect or otherwise realize upon all or any part of the Collateral, or effect a transfer thereof, or which may be necessary to protect and preserve the right, title, and interest of Agent in and to such Collateral and the security intended to be afforded hereby. The Pledgor hereby ratifies and approves all acts of any such attorney-in-fact and agrees that neither Agent nor any such attorney-in-fact will be liable for any such acts or omissions nor for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. Agent may file one or more financing statements disclosing its security interest in all or any part of the Collateral without any Pledgor’s signature appearing thereon, and each Pledgor also hereby grants Agent a power of attorney to execute any such financing statements, and any amendments or supplements thereto, on behalf of such Pledgor without notice thereof to any Pledgor. The foregoing powers of attorney, being coupled with an interest, are irrevocable until the Termination Date.

Section 9. Defaults and Remedies.

(a) The occurrence of any event or the existence of any condition which is specified as an “Event of Default” under the Credit Agreement shall constitute an “Event of Default” hereunder.

Upon the occurrence and during the continuation of any Event of Default, Agent shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further Agent may, (i) without demand and, to the extent permitted by applicable law, without advertisement, notice, hearing or process of law, all of which Pledgor hereby waives to the extent permitted by applicable law, at any time or times, except as specified below, sell and deliver any or all of the Collateral or any part thereof at public or private sale, at any of Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent deems commercially reasonable, and (ii) exercise any and all rights and remedies of the Pledgor under or in connection with the Collateral, consistent with those set forth in Section 9-607 of the UCC. Any net proceeds received by the Agent in connection with its liquidation of the Collateral as set forth in this section in excess of the amount remaining unpaid on the Obligations, and any amounts required to be paid therefrom by any provision of law, shall be delivered to the Pledgor. Also, if less than all the Collateral is sold, Agent shall have no duty to marshal or apportion the part of the Collateral so sold as between the Pledgor, or any of them, but may sell and deliver any or all of the Collateral without regard to which of the Pledgor are the owners thereof. In addition to all other sums due any Lender hereunder, Pledgor shall pay the Lenders all reasonable and documented costs and expenses incurred by the Lenders, including reasonable attorneys’ fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or in the prosecution or defense of any action or proceeding by or against any Lender or Pledgor concerning any matter arising out of or connected with this Agreement or the Collateral, including, without limitation, any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute). Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Pledgor in accordance with Section 13(b) hereof at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice; provided, however, no notification need be given to a Pledgor if Pledgor has signed, after an Event of Default has occurred, a statement renouncing any right to notification of sale or other intended disposition. Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. Any Lender may be the purchaser at any such sale. Pledgor hereby waives all of its rights of redemption from any such sale. Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or Agent may further postpone such sale by announcement made at such time and place. Agent may sell or otherwise dispose of the Collateral without giving any warranties as to the Collateral or any part thereof, including disclaimers of any warranties of title or the like, and Pledgor acknowledges and agrees that the absence of such warranties shall not render the disposition commercially unreasonable.

EACH PLEDGOR AGREES THAT IF ANY PART OF THE COLLATERAL IS SOLD AT ANY PUBLIC OR PRIVATE SALE, AGENT MAY ELECT TO SELL ONLY TO A BUYER WHO WILL GIVE FURTHER ASSURANCES, SATISFACTORY IN FORM AND SUBSTANCE TO AGENT, RESPECTING COMPLIANCE WITH THE REQUIREMENTS OF THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, AND SUCH CONDITION SHALL NOT RENDER A SALE COMMERCIALLY UNREASONABLE.

EACH PLEDGOR FURTHER AGREES THAT IN ANY SALE OF ANY PART OF THE COLLATERAL, AGENT IS HEREBY AUTHORIZED TO COMPLY WITH ANY LIMITATION OR RESTRICTION IN CONNECTION WITH SUCH SALE AS IT MAY BE ADVISED BY COUNSEL IS NECESSARY IN ORDER TO AVOID ANY VIOLATION OF APPLICABLE LAW (INCLUDING, WITHOUT LIMITATION, COMPLIANCE WITH SUCH PROCEDURES AS MAY RESTRICT THE NUMBER OF PROSPECTIVE BIDDERS AND PURCHASERS AND/OR FURTHER RESTRICT SUCH PROSPECTIVE BIDDERS OR PURCHASERS TO PERSONS WHO WILL REPRESENT AND AGREE THAT THEY ARE PURCHASING FOR THEIR OWN ACCOUNT FOR INVESTMENT AND NOT WITH A VIEW TO THE DISTRIBUTION OR RESALE OF SUCH COLLATERAL), OR IN ORDER TO OBTAIN ANY REQUIRED APPROVAL OF THE SALE OR OF THE PURCHASER BY ANY GOVERNMENTAL REGULATORY AUTHORITY OR OFFICIAL, AND EACH PLEDGOR FURTHER AGREES THAT IT SHALL NOT CONTEST, AS A RESULT OF SUCH COMPLIANCE, THAT SUCH SALE WAS MADE IN A COMMERCIALLY REASONABLE MANNER, NOR SHALL AGENT BE LIABLE OR ACCOUNTABLE TO ANY PLEDGOR FOR ANY DISCOUNT ALLOWED BY REASON OF THE FACT THAT SUCH COLLATERAL IS SOLD IN COMPLIANCE WITH ANY SUCH LIMITATION OR RESTRICTION.

(b) Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default, all rights of the Pledgors to receive and retain the distributions in respect of the Collateral which it is entitled to receive and retain pursuant to this Agreement shall, at the option of the Agent, cease and thereupon become vested in Agent which, in addition to all other rights provided herein or by law, shall then be entitled solely and exclusively to receive and retain the distributions in respect to the Collateral which the Pledgors would otherwise have been authorized to retain pursuant to this Agreement and all rights of the Pledgors to exercise the voting and/or consensual powers in respect of the Collateral which it is entitled to exercise pursuant to this Agreement shall, at the option of the Agent, cease and thereupon become vested in Agent which, in addition to all other rights provided herein or by law, shall then be entitled solely and exclusively to exercise all voting and other consensual powers pertaining to the Collateral and to exercise any and all rights of conversion, exchange or subscription and any other rights, privileges or options pertaining thereto as if Agent were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, the Collateral or any part thereof upon the merger, consolidation, reorganization, recapitalization or other readjustment of the respective issuer thereof or upon the exercise by or on behalf of any such issuer or Agent of any right, privilege or option pertaining to the Collateral or any part thereof and, in connection therewith, to deposit and deliver the Collateral or any part thereof with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Agent may determine. In the event Agent in good faith believes any of the Collateral constitutes restricted securities within the meaning of any applicable securities law, any disposition thereof in compliance with such laws shall not render the disposition commercially unreasonable.

(c) In the event Agent shall sell or otherwise dispose of all or any part of the Partnership Interest Collateral or LLC Collateral, each Pledgor hereby grants the purchaser of such portion of the Partnership Interest Collateral or LLC Collateral, to the fullest extent of its capacity, the ability (but not the obligation) to become a partner or member in the relevant Partnership or LLC, as the case may be (subject to the approval of the relevant Partnership or LLC, and its partners or members, in the exercise of its or their discretion in accordance with its Organizational Agreement and subject to any requirements of applicable law), in the place and stead of such Pledgor. To exercise such right, the purchaser shall give written notice to the relevant Partnership or LLC of its election to become a partner or member in such Partnership or LLC. Following such election and giving of consent by all necessary partners or members of the relevant Partnership or LLC as to the purchaser becoming a partner or member, the purchaser shall have the rights and powers and be subject to the liabilities of a partner or member under the relevant Organizational Agreement and the partnership or limited liability company act governing the Partnership or LLC.

(d) The powers conferred upon the Agent hereunder are solely to protect its interest and those of the Lenders in the Collateral and shall not impose on them any duties to exercise such powers. Agent shall exercise reasonable care in the custody and preservation of the Collateral in its possession or control and shall be deemed to have exercised reasonable care if the Collateral is accorded treatment substantially equivalent to that which Agent accords its own property, consisting of similar type assets, it being understood, however, that Agent shall have no responsibility for (i) ascertaining or taking any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Agent has or is deemed to have knowledge of such matters, (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, or (iii) initiating any action to protect the Collateral or any part thereof against the possibility of a decline in market value. This Agreement constitutes an assignment of rights only and not an assignment of any duties or obligations of the Pledgors in any way related to the Collateral, and Agent shall have no duty or obligation to discharge any such duty or obligation. Neither Agent nor any party acting as attorney for Agent shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction

(e) Failure by Agent to exercise any right, remedy or option under this Agreement or any other agreement between any Pledgor and Agent or provided by law, or delay by Agent in exercising the same, shall not operate as a waiver; and no waiver shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. The rights and remedies of the Agent under this Agreement shall be cumulative and not exclusive of any other right or remedy which Agent may have. For purposes of this Agreement, an Event of Default shall be construed as continuing after its occurrence until the same is waived in writing by the Agent or cured.

Section 10. Application of Proceeds. The proceeds of the Collateral at any time received by Agent upon the occurrence and during the continuation of any Event of Default shall, when received by Agent in cash or its equivalent, be delivered to the Agent and applied by the Agent in reduction of, or held as collateral security for, the Obligations in accordance with the terms of the Credit Agreement. The Pledgors shall remain liable to the Lenders for any deficiency, subject to applicable law. Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to Holdings, as agent for Pledgors, or to whomsoever the Agent determines is lawfully entitled thereto.

Section 11. Continuing Agreement. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until the Termination Date. Upon such termination of this Agreement, Agent shall, at the expense of the Pledgors, promptly release all its liens and security interests hereunder and return the Pledged Securities to the Pledgor together with any instruments and other documents that were tendered to the Agent in connection with the Pledged Securities.

Section 12. Agent. In acting under or by virtue of this Agreement, Agent shall be entitled to all the rights, authority, privileges, and immunities provided in the Credit Agreement, all of which provisions of said Credit Agreement are incorporated by reference herein with the same force and effect as if set forth herein in their entirety. Agent hereby disclaims any representation or warranty to the Lenders or any other holders of the Obligations concerning the perfection of the liens and security interests granted hereunder or in the value of any of the Collateral.

Section 13. Miscellaneous.

(a) This Agreement cannot be changed or terminated orally. This Agreement shall create a continuing Lien in the Collateral and shall be binding upon and inure to the benefit of each Pledgor, its successors and assigns, and shall be binding upon and inure, together with the rights and remedies of the Lenders hereunder, to the benefit of the Lenders and their successors and assigns; provided, however, that no Pledgor may assign its rights or delegate its duties hereunder without the Agent’s prior written consent. Without limiting the generality of the foregoing, and subject to the provisions of the Credit Agreement, any Lender may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise.

(b) Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the other given as herein provided. Notices hereunder shall be addressed:

to the Pledgors at:	to Agent at:

Devcon Security Holdings, Inc.	CIT Financial USA, Inc.
c/o Devcon International Corp.	Communications and Media Finance
1350 E. Newport Center Drive, #201	1 CIT Drive
Deerfield Beach, FL 33442	Livingston, NJ 07039
Attention: President	Attention: Vice President of Credit
Telecopier No.: 954-429-1506	Telecopier No.: 973-535-1816
Telephone No.: 954-429-1500	Telephone No.: 973-422-3282

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section during normal business hours of the recipient (with such telecopy promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided herein), (ii) if given by United States Mail, five (5) Business Days after such communication is deposited in the United States Mail, certified or registered with return receipt requested, addressed as aforesaid, (iii) if hand-delivered by messenger, when delivered at the addresses specified in this Section or (iv) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid.

(c) In the event and to the extent that any provision hereof shall be deemed to be invalid or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall to such extent be construed as not containing such provision, but only as to such jurisdictions where such law or interpretation is operative, and the invalidity or unenforceability of such provision shall not affect the validity of any remaining provision hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect. Without limiting the generality of the foregoing, in the event that this Agreement shall be deemed to be invalid or otherwise unenforceable with respect to any Pledgor, such invalidity or unenforceability shall not affect the validity of this Agreement with respect to the other Pledgors.

(d) The lien and security interest herein created and provided for stand as direct and primary security for the Obligations of the Borrowers arising under or otherwise relating to the Credit Agreement as well as for the other Obligations secured hereby. No application of any sums received by the Lenders in respect of the Collateral or any disposition thereof to the reduction of the Obligations or any part thereof shall in any manner entitle any Pledgor to any right, title or interest in or to the Obligations or any collateral security therefor, whether by subrogation or otherwise, unless and until the Termination Date. Each Pledgor acknowledges and agrees that the Lien hereby created and provided for in respect of the Collateral is absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of any Lender (other than such Lender’s or other holder’s willful misconduct or gross negligence, as finally determined by a court of competent jurisdiction) or any other holder of any of the Obligations, and without limiting the generality of the foregoing, the Lien hereof shall not be impaired by any acceptance by any Lender or any other holder of any of the Obligations of any other security for or guarantors upon any Obligations or by any failure, neglect or omission on the part of any Lender or any other holder of any of the Obligations to realize upon any of the Obligations or any collateral security therefor. The lien and security interest in respect of the Collateral shall not in any manner be impaired or affected by (and the Lenders, without notice to anyone, are hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the Obligations or of any collateral security therefor, or of any guaranty thereof, or of any instrument or agreement setting forth the terms and conditions pertaining to any of the foregoing. The Lenders may at their discretion at any time grant credit to any Borrower without notice to the other Pledgors in such amounts and on such terms as the Lenders may elect without in any manner impairing the lien and security interest hereby created and provided for. In order to realize hereon and to exercise the rights granted the Lenders hereunder and under applicable law, there shall be no obligation on the part of any Lender or any other holder of any of the Obligations at any time to first resort for payment to any Borrower or any other Pledgor or to any guaranty of the Obligations or any portion thereof or to resort to any other collateral security, property, liens or any other rights or remedies whatsoever, and the Lenders shall have the right to enforce this Agreement as against any Pledgor or any of its Collateral irrespective of whether or not other proceedings or steps seeking resort to or realization upon or from any of the foregoing are pending.

(e) In the event the Agent shall at any time, in its sole discretion, permit a substitution of any Pledgor hereunder or any Person becomes a Subsidiary, such substituted Pledgor or Subsidiary shall execute an agreement in the form of Exhibit 6.11 to the Credit Agreement, and, upon executing such an agreement shall become a party hereto and be bound by all the terms and conditions hereof to the same extent as though such Pledgor had originally executed this Agreement and, in the case of a substitution, in lieu of the Pledgor being replaced. Any such agreement shall contain information as to such Pledgor necessary to update Schedules A, B, C, and D with respect to it except as provided in the Credit Agreement. No such substitution shall be effective absent the written consent of Agent nor shall it in any manner affect the obligations of the other Pledgors hereunder.

(f) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each constituting an original, but all together one and the same instrument. Each Pledgor acknowledges that this Agreement is and shall be effective upon its execution and delivery by such Pledgor to AGENT, and it shall not be necessary for Agent to execute this Agreement or any other acceptance hereof or otherwise to signify or express its acceptance hereof.

(g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

(h) Each Pledgor hereby submits to the exclusive jurisdiction of the State or Federal Courts located in the State of New York, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Pledgor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have based upon lack of personal jurisdiction, improper venue or forum non conveniens. EACH PLEDGOR AND, BY ACCEPTING THE BENEFITS OF THIS AGREEMENT, EACH LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each Pledgor has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGORS:

DEVCON SECURITY SERVICES CORP.

By:	/s/ Stephen J. Ruzika
Name:	Stephen J. Ruzika
Title:	President

DEVCON SECURITY HOLDINGS, INC.

By:	/s/ Stephen J. Ruzika
Name:	Stephen J. Ruzika
Title:	President

Acknowledged and agreed to as of the date first above written.

CIT FINANCIAL USA, INC., as Agent

By:	/s/ Michael V. Monahan
Name:	Michael V. Monahan
Title:	Vice President

SCHEDULE A TO PLEDGE AGREEMENT

THE PLEDGED SECURITIES

NAME OF PLEDGOR	NAME OF ISSUER	JURISDICTION OF INCORPORATION	NO. OF SHARES	CERTIFICATE NO.	PERCENTAGE OF IS SUER’S STOCK
Devcon Security Holdings, Inc.	Devcon Security Services Corp.	Delaware	100	1	100%

Pledged Securities That Are Not Fully Paid and Non-Accessible

None

Options, Warrants, etc.

None

SCHEDULE B TO PLEDGE AGREEMENT

PARTNERSHIP INTEREST COLLATERAL

NAME OF PLEDGOR	NAME OF PARTNERSHIP	TYPE OF ORGANIZATION	JURISDICTION OF ORGANIZATION	PERCENTAGE OF OWNERSHIP
None.

SCHEDULE C TO PLEDGE AGREEMENT

LLC COLLATERAL

NAME OF PLEDGOR	NAME OF LLC	JURISDICTION OF ORGANIZATION	PERCENTAGE OF EQUITY INTEREST OWNED BY PLEDGOR
None.

SCHEDULE D TO PLEDGE AGREEMENT

ORGANIZATIONAL INFORMATION

NAME OF PLEDGOR	STATE OF ORGANIZATION	ORGANIZATION NO. (IF ANY)	CHIEF EXECUTIVE OFFICE
Devcon Security Holdings, Inc.	Florida	P04000090226	1350 E. Newport Center Drive, Suite 201 Deerport Beach, FL 33442

Devcon Security Services Corp.	Delaware	3373377	798 Airport Road Panama City, FL 32405